Exhibit 99.1

7GC & Co. Holdings Inc. Announces Postponement of its Special Meeting of Stockholders and Extension of Redemption Date

SAN FRANCISCO, CA, June 15, 2023 — 7GC & Co. Holdings Inc. (NASDAQ: VII) (the “Company”) today announced that the special meeting of stockholders (the “Meeting”), which was originally scheduled for June 20, 2023, is being postponed to 12:00 p.m. Eastern Time on June 26, 2023.

The Meeting is for stockholders to consider amending the Company’s amended and restated certificate of incorporation (“Extension Amendment”) to extend the date by which the Company must completing a business combination from June 28, 2023 to December 28, 2023 or such earlier date as determined by the board of directors of the Company (the “Extension”).

The record date for the Meeting to vote on the Extension remains the close of business on May 16, 2023 (the “Record Date”). Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Stockholders as of the Record Date can vote, even if they have subsequently sold their shares.

Stockholders can continue to vote by internet or by calling the Company’s proxy solicitor, Morrow Sodali, LLC (“Morrow Sodali”), at (800) 662-5200 (toll free). Votes will be accepted up to and during the postponed Meeting. If stockholders have any questions or need assistance, please contact Morrow Sodali at (800) 662-5200 (toll free) or by email at vii.info@investor.morrowsodali.com.

In connection with the postponed Meeting date, the Company has extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Extension to 5:00 p.m. Eastern Time on June 22, 2023. Stockholders who wish to withdraw their previously submitted redemption request may do so prior to the rescheduled Meeting by requesting that the transfer agent return such shares.

About 7GC & Co. Holdings

7GC & Co. Holdings is a special purpose acquisition company traded on the Nasdaq under the ticker: VII. The Company is a partnership between 7GC, a technology growth fund based in San Francisco, California and Berlin, Germany, and Hennessy Capital, a leading independent SPAC sponsor based in Wilson, Wyoming and Los Angeles, California. The Company is led by its Chief Executive Officer, Jack Leeney, and its Chief Financial Officer, Christopher Walsh.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the definitive proxy statement filed by the Company on May 30, 2023 (the “Proxy Statement”).

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting and, beginning on May 31, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the May 16, 2023 record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents will contain important information about the Company, the Extension and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali, LLC at (800) 662-5200 (toll free) or by email at vii.info@investor.morrowsodali.com.

Forward-Looking Statements

This press release and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Investors

Cody Slach, Ralf Esper

Gateway Group

949-574-3860

VII@gateway-grp.com